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          DLJ Investment Management Corp.
          277 Park Avenue
          24th Floor
          New York, New York  10172

                                             January 24, 1997

          Winthrop Opportunity Funds
          277 Park Avenue
          New York, New York  10172

          Ladies and Gentlemen:

                    DLJ Investment Management Corp. (the "Adviser") hereby offers and agrees to purchase 250 shares of the Winthrop Municipal Money Fund common stock and 250 shares of Winthrop U.S. Government Money Fund common stock (the "Shares") at a price of $1.00 per Share for an aggregate purchase price of $500.00. The Adviser acknowledges that the Shares are being purchased for the Adviser's own account and for investment purposes only and will be sold only pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or an exemption therefrom.

                                        Sincerely,

                                        DLJ INVESTMENT MANAGEMENT
                                          CORP.

                                        By:  ______________________
                                             Name:
                                             Title:

                    Winthrop Opportunity Funds hereby accepts the Adviser's offer to purchase the Shares at a price of $1.00 per Share for an aggregate purchase price of $500.00.

          WINTHROP OPPORTUNITY FUNDS

          By:  _________________________
               Name:
               Title:



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